Exhibit 99.1

B2Digital, Inc. Discusses its Rapid Growth Strategy with The Stock Day Podcast

TAMPA, FL, September 18, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), with extensive experience in the entertainment, television, video, and technology industry, was welcomed once again on The Stock Day Podcast. CEO of the Company, Greg Bell, joined Stock Day host Everett Jolly.

Bell began the interview by elaborating on the Company’s current projects, which include the development of their mixed martial arts feeder league, as well as the development of training facilities. “The third thing we are doing is that we’ve built our own B2 social media network, B2SN, to distribute our content,” said Bell, noting that the company has also developed their own production division, which creates all of the Company’s content for B2SN.

“How is your business addressing the pandemic?”, asked Jolly. Bell explained that the early challenges of the pandemic lead the Company to evolve their business model. “We pivoted to have limited crowds attend our events, and then turned on all of our pay-per-view,” explained Bell, sharing that sports fans are increasingly looking towards pay-per-view options given the current environment. “There’s a huge demand for our type of very unique content,” said Bell.

“This has really changed the way people consume sports,” said Bell. “We’re delivering it right to their screens, and people are paying us to deliver the content we create,” he continued. “It has actually pivoted quite nicely and it’s growing rapidly, so it’s pretty exciting.”

“Let’s talk about the first fight,” said Everett. “How did that go and how did the metrics come out?”, he asked. “We actually sold out the event,” shared Bell, noting that the Company’s expenses were significantly reduced due to the limited crowd. “I’ve been in the online pay-per-view business for almost 20 years, and that was the biggest online pay-per-view event I have ever seen,” said Bell. “We were thrilled that the pay-per-view sales were significantly more than the ticket sales.”

“How do you plan to market your product to consumers going forward?”, asked Jolly. Bell shared that the Company has developed an affiliate program that allows their fan base to spread awareness of their events and pay-per-view opportunities. “It’s been quite successful. We had quite a few sign-ups just yesterday.”

The conversation then turned to the Company’s growth strategy. Bell shared that the Company plans to expand on their four main business sectors, which includes securing licensing in additional states and continuing to develop training facilities for MMA fighters. “We have one gym now, but we’re going to announce here shortly that we’ve just acquired two more, and then we’re going to go out and get up to 10. Those are great revenue producers,” said Bell. “The strategy here is almost a roll-out strategy,” he added. “These are the gyms that feed us the fighters we build our content with.”

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To close the interview, Bell expressed his confidence in the Company’s evolving business strategy, as well as their growth. “This is the real deal. This is real people, real fighters, real fights, and paying customers. We’re going to grow it, and it’s my job to build value for our shareholders.”

To hear Greg Bell’s entire interview, follow the link to the podcast here:

https://www.dropbox.com/s/53zismw16tzn07b/9_16_20_BTDG.mp3?dl=0

Or may follow the link to the podcast on Investors Hangout:

Investors Hangout is a proud sponsor of “Stock Day,”

About B2Digital Inc.

With extensive background in entertainment, television, video and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

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About The “Stock Day” Podcast

Founded in 2013, Stock Day is the fastest growing media outlet for Nano-Cap and Micro-Cap companies. It educates investors while simultaneously working with penny stock and OTC companies, providing transparency and clarification of under-valued, under-sold Micro-Cap stocks of the market. Stock Day provides companies with customized solutions to their news distribution in both national and international media outlets. The Stock Day Podcast is the number one radio show of its kind in America. Stock Day recently launched its Video Interview Studio located in Phoenix, Arizona.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

B2 Digital, Inc.

4522 West Village Drive

Suite 215

Tampa, FL 33624

For more information, please contact:

information@b2fs.com

The B2 Digital Live Events Online Store:

https://b2mma.com

Social Media:

Twitter: @B2Digitalotc

Facebook: https://www.facebook.com/b2digitalotc

Public Relations:

Tiger Global Marketing & Branding Agency

info@TigerGMP.com

www.TigerGMP.com

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